CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 7, 2004, with respect to the consolidated financial statements and schedule of Westell Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2004, in the Registration Statement on Form S-8 pertaining to the Westell Technologies, Inc. 2004 Stock Incentive Plan and the Westell Technologies, Inc. Employee Stock Purchase Plan.

                                                     /s/ Ernst & Young LLP
                                                     Ernst & Young LLP

Chicago, Illinois
October 8, 2004